                                  VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of July 6, 1998 by and between GENE LOGIC INC., a Delaware corporation ("Parent"), GENE LOGIC ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and ______________ ("Stockholder").

                                       RECITALS

     A. Parent, ONCORMED, INC., a Delaware corporation ("Company"), and Merger Sub are entering into an Agreement and Plan of Merger and Reorganization of even date herewith and entered into immediately prior to the execution of this Voting Agreement (the "Merger Agreement"), which provides for the merger of the Company with and into Merger Sub (the "Merger"). Capitalized terms used but not otherwise defined in this Voting Agreement shall have the meanings given to such terms in the Merger Agreement.

     B. As a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder has agreed, to enter into this Voting Agreement.

                                      AGREEMENT

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

     1.1 "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including shares of Company Common Stock and Company Preferred Stock and all options, warrants and other rights to acquire shares of Company capital stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock, Company Preferred Stock and all additional options, warrants and other rights to acquire shares of Company capital stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

     1.2 Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security of the Company if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

     1.3 "EXPIRATION DATE" shall mean the earlier of the date upon which (i) the Merger becomes effective, or (ii) the Merger Agreement is validly terminated; PROVIDED, HOWEVER, that the "Expiration Date" shall be the date 180 days following the date on which the Merger Agreement is validly terminated if an Identified Termination occurs.

     1.4 An "IDENTIFIED TERMINATION" shall occur if (i) the Merger Agreement is terminated by Parent pursuant to Section 7.1(e) of the Merger Agreement, or
(ii) the Merger


                                          1.

Agreement is terminated by Parent pursuant to Section 7.1(g) of the Merger Agreement (other than pursuant to subsection (i) thereof).

SECTION 2. DISPOSITION AND VOTING OF SUBJECT SECURITIES.

     2.1 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SECURITIES. Stockholder hereby covenants and agrees that, prior to the Expiration Date, Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Subject Securities to any Person other than Parent or Parent's designee, (ii) create or permit to exist any Encumbrance with respect to any of the Subject Securities, (iii) reduce Stockholder's beneficial ownership of, interest in or risk relating to, any of the Subject Securities or (iv) commit or agree to do any of the foregoing.

     2.2 NO TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Securities into a voting trust or grant another proxy (except as provided herein) or enter into a voting agreement with respect to any of the Subject Securities.

SECTION 3. VOTING OF SUBJECT SECURITIES

     3.1 PRE-TERMINATION VOTING AGREEMENT. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of the stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted:

           (a) in favor of the issuance of shares of Parent Common Stock to the Company Stockholders in the Merger, the Merger, the execution, delivery and performance by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

           (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

           (c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) any sale, lease or transfer of substantially all of the assets of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's Certificate of Incorporation or Bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended to, or would, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.


                                          2.

     3.2 Prior to the Expiration Date, Stockholder shall not enter into any Contract with any Person to vote or give instructions in any manner inconsistent with Sections 3.1(a), 3.1(b) or 3.1(c).

     3.3 POST-TERMINATION VOTING AGREEMENT. If an Identified Termination occurs, then, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by the consent of the stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall vote the Subject Securities (a) against any Acquisition Proposal and any related transaction or agreement, and (b) against any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Transaction. Stockholder shall not enter into any Contract with any Person prior to the Expiration Date to vote or give instructions in any manner inconsistent with clause "(a)" or "(b)" of the preceding sentence.

     3.4 PROXY. Contemporaneously with the execution of this Voting Agreement, (i) Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall deliver to Parent an additional proxy in the form attached hereto as Exhibit A executed on behalf of the record owner of any issued and outstanding shares of Company Common Stock and Company Preferred Stock that are owned beneficially (but are not owned of record) by Stockholder.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

     Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

SECTION 5. NO SOLICITATION

     Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, and shall not authorize or permit any Representative of Stockholder, to: (i) solicit, initiate or encourage the making, submission or announcement of any Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that: (A) nothing herein shall prohibit the Stockholder from disclosing, or causing the Company to disclose, to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act; (B) nothing herein shall prohibit Stockholder from making any disclosure to the Company's Stockholders if, in the good faith judgment of the Stockholder after consultation with its outside legal counsel, failure to so disclose would be inconsistent with applicable laws; and
(C) the Stockholder shall not be prohibited by this Section 5 from (x) furnishing or causing to be furnished nonpublic information regarding the Company to any Person in response to an Acquisition Proposal that is submitted by such Person (and not withdrawn), or (y) entering into discussions with any Person in response to a Superior Offer that


                                          3.

is submitted by such Person (and not withdrawn) if, in either such case: (1) neither Stockholder or the Company nor any of their respective Representatives shall have violated any of the restrictions set forth in this Section 5, (2) the Stockholder believes in good faith, after consultation with its outside legal counsel to the Company, that such action is required in order for the Stockholder to comply with such Stockholder's fiduciary obligations to the Company's other stockholders under applicable law, (3) prior to furnishing or causing to be furnished any such nonpublic information to, or entering into discussions with, such Person, the Stockholder gives Parent written notice of the identity of such Person and of such Stockholder's intention to furnish or to cause to be furnished nonpublic information to, or enter into discussions with, such Person, and the Stockholder causes the Company to receive from such Person an executed confidentiality agreement containing limitations no less restrictive than the limitations imposed on Parent pursuant to that certain Mutual Non-Disclosure Agreement dated as of January 27, 1998 between Parent and the Company, and (4) contemporaneously with furnishing any such nonpublic information to such Person, the Stockholder furnishes or causes to be furnished such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent).

SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent as follows:

     6.1 DUE AUTHORIZATION. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform Stockholder's obligations hereunder. This Voting Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or by general equitable principles, and to the extent any indemnification or contribution provisions thereof may be limited by applicable federal or state securities laws.

     6.2   NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

           (a) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties are bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Securities pursuant to any Contract other than this Voting Agreement to which Stockholder is a party or by which Stockholder or any of Stockholder's properties is bound or affected.

           (b) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not, require any Consent of any Person.


                                          4.

     6.3 TITLE TO SUBJECT SECURITIES. As of the date hereof, Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Company Common Stock and Company Preferred Stock set forth below Stockholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company capital stock set forth below Stockholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares, options, warrants and other rights set forth below Stockholder's name on the signature page hereof.

     6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7. COVENANTS OF STOCKHOLDER

     7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further arrangements, proxies, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.

     7.2 LEGEND. Immediately after the execution of this Voting Agreement, Stockholder shall instruct the Company to cause each certificate of Stockholder evidencing the Subject Securities to bear a legend in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF JULY 6, 1998, AS IT MAY BE AMENDED, EXECUTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8. MISCELLANEOUS

     8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by Stockholder in this Voting Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Merger Agreement, and (iii) the Expiration Date.

     8.2 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Parent, and Parent's Representatives from and against any damages (regardless of whether such damages relate to a third-party claim) suffered or incurred by Parent or Parent's Representatives and that arise from any breach of any representation, warranty, covenant or obligation of Stockholder contained herein.


                                          5.

     8.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     8.4 NOTICES. All notices and other communications required or permitted to be delivered to any party pursuant to this Voting Agreement shall be in writing and shall be deemed properly given if delivered personally, by facsimile, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           if to Stockholder:

                at the address set forth below Stockholder's signature on the signature page hereto with a copy to:

                Brobeck, Phleger & Harrison LLP
                1633 Broadway, 47th Floor
                New York, NY  10019
                Attention:  Alexander D. Lynch, Esq.
                Telephone:  (212) 581-1600
                Fax:  (212) 586-7878

           if to Parent:

                Gene Logic Inc.
                708 Quince Orchard Road
                Gaithersburg, MD  20878
                Attention: President and Chief Executive Officer
                Facsimile: (301) 987-1701

           with a copy to:

                Cooley Godward LLP
                4365 Executive Drive
                Suite 1100
                San Diego, CA  92121-2128
                Attention:  Frederick T. Muto, Esq.
                Facsimile: (619) 453-3555

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch and (d) in the case of registered or certified mail, on the fifth Business Day following such mailing.


                                          6.

     8.5 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.6 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive their right to a trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

     8.7 ASSIGNMENT, BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of its rights, interests or obligations shall be assigned by Stockholder without the prior written consent of Parent. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and Stockholder's heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

     8.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity.

     8.9 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Parent and Stockholder.

     8.10 GOVERNING LAW. This Voting Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. In any action between or among any of the parties, whether arising out of this Voting Agreement or otherwise: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Maryland; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Montgomery County, Maryland; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties


                                          7.

irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.4.

     8.11 COUNTERPARTS. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.12  CONSTRUCTION.

           (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

           (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

           (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

           (d) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                        [THIS SPACE INTENTIONALLY LEFT BLANK]


                                          8.

     IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                        GENE LOGIC INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        GENE LOGIC ACQUISITION CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        STOCKHOLDER:

                                            ------------------------------------
                                            Name:
                                                       -------------------------
                                            Address:
                                                       -------------------------
                                                       -------------------------
                                                       -------------------------
                                            Facsimile:
                                                       -------------------------

Number of issued and outstanding shares of COMPANY COMMON STOCK Owned OF RECORD as of the date of this Voting Agreement:
                                        ---------------

Number of additional issued and outstanding shares of COMPANY COMMON STOCK Owned BENEFICIALLY (but not of record) as of the date of this Voting
Agreement:
          ------------------

Number of issued and outstanding shares of COMPANY PREFERRED STOCK Owned OF RECORD OR BENEFICIALLY as of the date of this Voting Agreement:
                                                                ----------------

Number of additional issued and outstanding shares of COMPANY PREFERRED STOCK Owned BENEFICIALLY (but not of record) as of the date of this Voting
Agreement:
          ------------------

Number of options, warrants and other rights to acquire shares of Company capital stock Owned OF RECORD as of the date of this Voting
Agreement:
          ------------------

Number of options, warrants and other rights to acquire shares of Company capital stock Owned BENEFICIALLY (but not of record) as of the date of this Voting Agreement:
                 -----------------



                                  [VOTING AGREEMENT]

                                      EXHIBIT A
                              FORM OF IRREVOCABLE PROXY

                                  IRREVOCABLE PROXY

     The undersigned stockholder of Company, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Michael J. Brennan, M.D., Ph.D. and Parent Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with respect to voting (i) the shares of capital stock of Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Company which the undersigned may acquire after the date hereof. The shares of the capital stock of Company referred to in clauses
(i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares." Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the beneficial owner of the shares of capital stock of the Company set forth on the signature page hereof (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Parent Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Voting Agreement and Merger Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the termination of the Merger Agreement or the Effective Time at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company:

     1. in favor of the issuance of shares of Parent Common Stock to the Company Stockholders in the Merger, the Merger, the execution, delivery and performance by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

     2. against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

     3. against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) any sale, lease or transfer of substantially all of the assets of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's Certificate of Incorporation or Bylaws; (F) any material change in the capitalization of the Company or the


                                          1.

Company's corporate structure; or (G) any other action which is intended to, or would, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

     The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).


                        [THIS SPACE INTENTIONALLY LEFT BLANK]















                                          2.

     This proxy shall terminate upon the Expiration Date.

Dated:  July 6, 1998


                                        STOCKHOLDER


                                        ----------------------------------------
                                        Print Name
                                                   -----------------------------

                                        If executed by record holder on behalf
                                        of the beneficial owner, print name of
                                        beneficial owner:

                                        ----------------------------------------

Number of issued and outstanding shares of COMPANY COMMON STOCK Owned OF RECORD as of the date hereof:
                      ------------------

Number of issued and outstanding shares of COMPANY PREFERRED STOCK Owned OF RECORD as of the date hereof:
                             -------------------

Number of issued and outstanding shares of COMPANY COMMON STOCK Owned BENEFICIALLY (but not of record) as of the date hereof:
                                                       -------------------

Number of issued and outstanding shares of COMPANY PREFERRED STOCK Owned BENEFICIALLY (but not of record) as of the date hereof:
                                                       -------------------